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                                                                      Exhibit 6.



              [PROVIDENT MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]




April 24, 2000

Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

I hereby consent to the reference to my name under the caption "Experts" in the Prospectus filed as part of the Post-Effective Amendment No. 14 of the Registration Statement on Form S-6 (File No. 33-42133) for the Provident Mutual Variable Life Separate Account.

Sincerely,

/s/ Scott V. Carney
-----------------------------------
Scott V. Carney, FSA, MAAA Actuary